EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13G/A (including amendments thereto) with respect to the common stock par value $0.001 per share of Audience, Inc., a Delaware corporation, and that this agreement be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: February 8, 2016	PAUL G. ALLEN

	By:	/s/ DAVID R. STEWART
	Name:	David R. Stewart
	Title:	Attorney-in-fact for Paul G. Allen

Dated: February 8, 2016	VULCAN VENTURES INCORPORATED

	By:	/s/ DAVID R. STEWART
	Name:	David R. Stewart
	Title:	Vice President

Dated: February 8, 2016	VULCAN CAPITAL VENTURE CAPITAL MANAGEMENT I LLC

	By	Vulcan Ventures Incorporated, its Managing Member

	By:	/s/ DAVID R. STEWART
	Name:	David R. Stewart
	Title:	Vice President

Dated: February 8, 2016	VULCAN CAPITAL VENTURE CAPITAL I LLC

	By	Vulcan Capital Venture Capital Management I LLC, its Manager
	By	Vulcan Ventures Incorporated, its Managing Member

	By:	/s/ DAVID R. STEWART
	Name:	David R. Stewart
	Title:	Vice President